Exhibit 10.26

STANDARD RETAIL LEASE

BY AND BETWEEN

NK BEVERLY HILLS CORPORATION
AS LANDLORD

AND

DRTATTOFF, LLC – A CALIFORNIA LIMITED LIABILITY COMPANY
AS TENANT

TABLE OF CONTENTS

Addendum	☒Yes ☐No
Exhibit "A"	Premises
Exhibit "B"	Rules & Regulations
Exhibit "C"	Notice of Lease Term Dates
Exhibit "D"	Work Letter Agreement
Exhibit "E"	Guaranty of Lease

STANDARD RETAIL LEASE

THIS LEASE is made and entered into as of this 16th day of February 2005 by and between NK BEVERLY HILLS CORPORATION ("Landlord"), and DRTATTOFF, LLC – A CALIFORNIA LIMITED LIABILITY COMPANY ("Tenant").

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises described as Suite No. 105 on the ground floor, in the building whose address is 8500 Wilshire Boulevard, Beverly Hills, California, as designated on the plan attached hereto and incorporated herein as Exhibit "A" (the "Premises") of the project (the "Project") for the term and upon the terms and conditions hereinafter set forth, and Landlord and Tenant hereby agree as follows:

ARTICLE 1. - Basic Lease Provisions:

A.	Term:	Five (5) years
	Commencement Date:	8/15 July 1, 2005 (See Addendum)
	Expiration Date:	June 30, 2010
B.	Usable/Rentable Sq. Foot: Suite 105	1,882 usable sq.ft./2,164 rentable sq.ft.
C.	Rental Rate:	Months 01 – 12 $2.85, MG Months 13 – 24 $2.94, MG Months 25 – 36 $3.02, MG Months 37 – 48 $3.11, MG Months 49 – 60 $3.21, MG
D.	Base Year:	2006
E.	Tenant's Proportionate Share:	Two point one six (2.16%)
F.	Security Deposit:	$6,946.44
G.	Permitted Use:	Tattoo Removals.
H.	Brokers:	Coldwell Banker Commercial Westmac and South Park Group
I.	Initial Parking Charges:	Current market rate, which at the time of lease Preparation are: $115.00 unreserved and $145.00 Reserved.

6167.40

6167.40

IN WITNESS WHEREOF, the parties have executed this Standard Retail Lease, consisting of the foregoing provisions and Articles 2 through 30 which follow, together with the Addendum, Exhibit A, Exhibit B and Exhibit C, Exhibit D, Exhibit E and Exhibit F incorporated herein by this reference, as of the date first above written.

"TENANT"	"LANDLORD"
DRTATTOFF, LLC – A CALIFORNIA LIMITED LIABILITY COMPANY	NK BEVERLY HILLS CORPORATION
By: ___ William Kirby	By: ___ Mohammad Nasri
Its: ___	Its: ___

ARTICLE 2. - Term

The term of this lease shall commence on the Commencement Date (the "Commencement Date") as set forth in Article 1.A. of the Basic Lease Provisions, and shall end on the expiration date set forth in Article 1.A. of the Basic Lease Provisions. Tenant will be allowed access to the premises upon Lease Execution by both Tenant and Landlord. Tenant shall execute Exhibit "C", attached hereto, and return to Landlord along with the executed Lease documents.

ARTICLE 3. - Rental

(a) Basic Rental.

Tenant agrees to pay to Landlord during the term hereof, at Landlord's office or to such other person or at such other place as directed from time to time by written notice to Tenant from Landlord, the initial monthly rent and annual sums as set forth in Article 1.C of the Basic Lease Provisions, payable in advance on the first day of each calendar month, without demand, setoff of deduction, and in the event this Lease commences or the date of expiration of this Lease occurs other than on the first day or last day of a calendar month, the rent of such month shall be prorated. Notwithstanding the foregoing, the first month's rent which is due and owing shall be paid to Landlord concurrently with the execution of this Lease. Basic Rental shall be subject to increase from time to time pursuant to the subsequent provisions of this Article 3 and the Addendum incorporated herein, if applicable.

(b) Increase in Direct Costs.

The term "Base Year" means the calendar year set forth in Article 1.D. of the Basic Lease Provisions. If, in any calendar year during the term of this Lease commencing with the calendar year immediately after the Base Year, the "direct costs" (as hereinafter defined) paid or incurred by Landlord shall be higher than the direct costs for the Base Year, rent payable by Tenant for such and each subsequent calendar year shall be increased by the percentage set forth in Article 1. E. of the Basic Lease Provisions. In the event either the Premises and/or the Project is expanded or reduced, then Tenant's Proportionate Share shall be appropriately adjusted, and as to the calendar year in which such change occurs, Tenant's Proportionate Share for such year shall be determined on the basis of the number of days during that particular calendar year that each such Tenant's Proportionate share was in effect. In the event this Lease shall terminate on any date other than the last day of a calendar year, the amount of increase in rent payable by Tenant during the calendar year in which this Lease terminates shall be prorated on the basis of the relationship which the number of days which have elapsed from the commencement of said calendar year to and including said date on which this Lease terminates bears to three hundred sixty (360). Any and all amounts due and payable by Tenant pursuant to Article 3(b), (c), (d) and (e) hereof shall be deemed "Additional Rent" and Landlord shall be entitled to exercise the same rights and remedies upon default in these payments as Landlord is entitled to exercise with respect to defaults in Basic Rental payments.

(c) Definitions.

As used herein the term "direct costs" shall mean the sum of the following:

(i) "Tax Costs", which shall mean any and all real estate taxes and other similar charges on real property or improvements, assessments, water and sewer charges, and all other charges assessed or levied upon the Project and appurtenances thereto and the parking or other facilities thereof, or the real property (the "Property") thereunder (collectively the "Real Property") and shall include Landlord's reasonable legal fees, costs and disbursements incurred in connection with proceedings for reduction of Tax Costs or any part thereof, provided, however, if at any time after the date of this Lease the methods of taxation now prevailing shall be altered so that in lieu of or as a supplement to or a substitute for the whole or any part of any Tax Costs, there shall be assessed or levied (a) a tax, assessment, levy (including but not limited to any municipal, state or federal levy), imposition or charge measured by or based in whole or

in part upon the Real Property and Imposed upon Landlord.

(ii) "Operating Costs", which shall mean all costs, expenses and amounts of every kind and nature incurred by Landlord in connection with the maintenance, operation, replacement, ownership and repair of the Project, the equipment, the intrabuilding network cable, adjacent walks, malls and landscaped and common areas and the parking structure, areas and facilities of the Project, including, but not limited to reasonable, salaries, wages, medical, surgical and general welfare benefits and pension payments, payroll taxes, fringe benefits, employment taxes, workers' compensation, uniforms and dry cleaning thereof for all *employees of the Landlord* who perform duties connected with the operation, maintenance and repair of the Project, its equipment, the intrabuilding network cable, and the adjacent walks and landscaped areas, including janitorial, gardening, security, parking, operating engineer, elevator, painting, plumbing, electrical, carpentry, heating, ventilation, air conditioning (HVAC only if in direct relationship to Tenant's specific unit), window washing, hired services (but excluding persons performing services not uniformly available to or performed for the benefit of substantially all building tenants), a reasonable allowance for depreciation of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, accountant's fees incurred in the preparation of rent adjustment statements, legal fees, real estate tax consulting fees, capital expenditures incurred to effect economies of operation but only to the extent of the estimated annual savings and capital expenditures required by government regulations, laws, or ordinances *adopted after the date hereof*, the cost of all charges for electricity, gas, water and other utilities furnished to the Project, including any taxes thereon; the cost of all charges for fire and extended coverage, liability and all other insurance *(other than Earthquake)* for the Project carried by Landlord; the cost of all building and cleaning supplies and materials; the cost of all charges for cleaning, maintenance and service contracts and other services with independent contractors (including property management fees); and license, permit and inspection fees relating to the Project. In the event, during any calendar year *(including the Base Year – 2005)*, the Project is less than ninety-five percent (95%) occupied at all times, the operating costs shall be adjusted to reflect the operating costs of the Project as though ninety-five percent (95%) occupied at all times, and the increase or decrease in rent shall be based upon such operating costs as so adjusted. Operating costs shall also include all reasonable management fees and administrative fees.
See Rider - Operating Expenses.

(d) Determination of Payment.

(i) At any time, but not more often than once (excepting there from adjusted billings) during each calendar year, commencing with the present calendar year, Landlord shall furnish to Tenant a written statement showing in reasonable detail Landlord's direct costs for the Base Year and for the calendar year preceding the year in which such statement is furnished, and showing the amount, if any, of any increase or decrease in the rent due from Tenant for such calendar year. Tenant shall not be responsible for any increases during the first twelve (12) months of the Initial Term, and the component of Direct Costs which constitutes Controllable Expenses shall not exceed 108% (on a cumulative and compounded basis) of Controllable Expenses for the immediately preceding year. As used herein, "Controllable Expenses" shall mean all Direct Costs other than (a) Tax Costs, (b) the costs of all charges for electricity, gas, water and other utilities furnished to the Project, including and taxes thereon, and (c) the cost of all charges for fire and extended coverage, liability and all other insurance for the Project carried by the Landlord. The failure of Landlord to furnish said statement within one hundred twenty (120) calendar days following the close of each calendar year, Landlord hereunder shall waive Landlord's right to any rent adjustment provided for hereunder.

(ii) On the monthly rental payment date next following Tenant's receipt of such statement Tenant shall pay to Landlord an amount equal to the sum of (a) the amount shown in said statement as being from Tenant (less any amounts paid by Tenant on account there from during such previous calendar year) and (b) one twelfth (1/12th) of said amount multiplied by the number of rental payment dates having elapsed during the then current calendar year, to be applied on account of Tenant's Proportionate Share of the direct costs for the then present calendar year. The monthly rental payment then due and subsequent monthly rental payments during the then current calendar year shall be increased by one-twelfth (1/12th) of Tenant's Proportionate Share of the direct costs for the preceding calendar year as an estimate of Tenant's liability for the increase in Operating Costs projected for the then current year. In the case of the decrease in direct costs, any overpayment by Tenant shall be credited against the next rent payment falling due.

(iii) In the event Tenant disputes Landlord's calculations of any Additional Rental due hereunder, Tenant shall have the right, after reasonable notice and at reasonable times, to inspect Landlord's accounting records at Landlord's accounting office and if, after such inspection, Tenant still disputes such additional rental, a certification as to the proper amount shall be made by an independent certified public accountant. Tenant agrees to pay the cost of such certification unless it is subsequently determined that Landlord's original statement was in error to Tenant's disadvantage by more than five percent (5%) of the direct costs. As a condition precedent to its exercise of its rights of dispute aforesaid, Tenant shall timely pay to Landlord all amounts set forth in the statement which Tenant wishes to dispute.

(iv) Landlord shall have the right, prior to the commencement of each calendar year during the term hereof during which Tenant's rent may be adjusted under this Article 3, to furnish to Tenant a written estimate showing in reasonable detail Landlord's estimated direct costs for the next following calendar year and the amount of Tenant's

Proportionate Share of direct costs appropriately prorated on a monthly basis. Thereafter, the monthly rent adjustment payments becoming due hereunder shall be in the amounts set forth in said written estimate. Neither Landlord's failure to deliver nor the late delivery of such estimate shall constitute a default by Landlord hereunder or a waiver of Landlord's right to any rent adjustment provided for herein. Within one hundred twenty (120) calendar days following the close of each calendar year during the term hereof, Landlord shall furnish to Tenant a written statement (the "Reconciliation") showing in reasonable detail Landlord's actual direct costs for the relevant calendar year, together with a full statement of any adjustments necessary to reconcile any sums paid (or credited) hereunder as estimated amount of Tenant's Proportionate Share of Direct Costs during such calendar year with those sums actually payable and due hereunder for such calendar year as set forth in the Reconciliation. If the Reconciliation shows that additional sums are due from Tenant hereunder, Tenant shall pay such sums to Landlord within thirty (30) days of receipt of the Reconciliation. If the Reconciliation shows that a credit is due Tenant, such credit shall be credited against the next sums becoming due from Tenant hereunder. Notwithstanding that the term of this Lease has expired and Tenant has vacated the Premises, Tenant shall pay to Landlord any additional sums due Landlord and Landlord shall rebate to Tenant the amount of any credit due Tenant, as set forth in the Reconciliation for the year in which the lease term expired. Even though the term of this Lease has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's share of tax costs and operating costs for the year in which this Lease terminated, Tenant shall pay any increase due over the estimated amounts paid.

(e) ***Consumer Price Index Adjustment.***

This paragraph has been intentionally deleted as any and all increases are already laid out in the Lease.

(f) ***Additional Expenses.***

Unless paid by Landlord, Tenant shall pay directly all personal property taxes on its property, janitorial expenses and all utility expenses charged to the premises.

ARTICLE 4. - Security Deposit

Tenant has deposited with Landlord the sum set forth in Article 1.F. of the Basic Lease Provisions as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant breaches any provision of this Lease, including but not limited to the payment of rent, Landlord may use all or any part of this security deposit for the payment of any rent or any other sums in default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall, within five (5) days after written demand therefore, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount. If monthly Basic Rental is increased, whether pursuant to subparagraph 3(e), the Addendum, if applicable, or otherwise, the amount of the security deposit required to be maintained by Tenant shall also be increased so as to equal, at all times and from time to time, one (1) month's Basic Rental. Landlord shall not be required to keep this security deposit in trust, segregate it or keep it separate from its general funds but Landlord may commingle the security deposit with its general funds and Tenant shall not be entitled to interest on such deposit. At the expiration of the lease term, and provided there exists no default by Tenant hereunder, the security deposit or any balance thereof shall be returned to Tenant within ten (10) days after vacating the Premises (or, at Landlord's option, and with Tenant's approval to Tenant's assignee), provided that subsequent to the expiration of this Lease.

ARTICLE 5. - Holding Over

Should Tenant, with or without Landlord's written consent, hold over after termination of this Lease, Tenant shall become a tenant from month to month, only upon each and all of the terms herein provided as may be applicable to a month to month tenancy and any such holding over shall not constitute an extension of this Lease. During such holding over, Tenant shall pay in advance, monthly, rent at one hundred fifty percent (150%) of the rate in effect for the last month of the term of this Lease, in addition to, and not in lieu of, all other payments required to be made by Tenant hereunder including but not limited to Tenant's Proportionate Share of direct costs. If Tenant fails to surrender the Premises upon the expiration or termination of this Lease, Tenant hereby indemnifies and agrees to hold Landlord and any real estate broker and agent harmless from all costs, loss, expense or liability, including without limitation, costs, real estate brokers claims and attorney's fees. If such holding over is agreed both Landlord and Tenant shall provide the other thirty (30) days written notice to vacate the Premises.

ARTICLE 6. - Personal Property Taxes

(a) Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises. In the event any or all of Tenant's fixtures, furnishings, equipment and other personal property shall be assessed and taxed with property of Landlord, Tenant shall pay to Landlord its share of such taxes within ten (10) days after

delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property. Tenant shall assume and pay to Landlord at the time of paying Basic Rental any excise, sales, use, rent, occupancy, garage, parking, gross receipts or other taxes (other than net income taxes) which may be imposed on or on account of letting of the Premises or the payment of Basic Rental or any other sums due or payable hereunder, and which Landlord may be required to pay or collect under any law now in effect or hereafter enacted. Tenant shall pay directly to the party or entity entitled thereto all business license fees, gross receipts taxes and similar taxes and impositions which may from time to time be assessed against or levied upon Tenant, as and when the same become due and before delinquency. Notwithstanding anything to the contrary contained herein, any sums payable by Tenant under this Article 6 shall not be included in the computation of "Tax Costs."

(b) Gross Receipts Taxes and Similar Charges. In addition to Base Rent, Operating Expense increase and other charges payable by Tenant hereunder, Tenant shall pay to Landlord as additional rent, on demand, the entire amount of any gross receipts tax, commercial rental tax or similar tax or fee (hereinafter collectively referred to as "Gross Receipts Taxes") payable by Landlord and attributable to payments made by Tenant to Landlord hereunder. Tenant acknowledges that Gross Receipts Taxes may not be separately assessed by the taxing authority on Tenant's payments to Landlord. Landlord shall have the right to determine by any reasonable means the amount of Gross Receipts Taxes attributable to Tenant's payments and any reasonable determination made by Landlord shall be final and binding on Tenant, even if other methods of determining the Gross Receipts Taxes attributable to Tenant's payments would result in a different amount of Gross Receipts Taxes being payable by Tenant. Gross Receipts Taxes shall be payable by Tenant at the same time, in the same manner and under the same terms and conditions as Tenant pays Tenant's share of Operating Expense increases as provided in Section 3 (b) of this Lease. Tenant shall pay the entire amount of Gross Receipts taxes and not only increases in the Gross Receipts Taxes over the Base Year Gross Receipts Taxes.

ARTICLE 7. - Use

Tenant shall use and occupy the Premises only for the use set forth in Article 1.G. of the Basic Lease Provisions and shall not use or occupy the Premises or permit the same to be used or occupied for any other purpose without the prior written consent of Landlord, and Tenant agrees that it will use the Premises in such a manner so as not to interfere with or infringe the rights of other tenants in the Project. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental regulations or requirements now in force or which may hereafter be in force relating to or affecting the condition, use or occupancy of the Premises or the Project, including structural changes not related to or affected by Tenant's improvements or acts. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire and extended coverage insurance policy covering the Project and/or the property located therein and Tenant shall comply with all rules, orders, regulations and requirements of any organization which sets out standards, requirements or recommendations commonly referred to by major fire insurance underwriters. Tenant shall promptly upon demand reimburse Landlord for any additional premium charges for such policy by reason of Tenant's failure to comply with the provisions of this Article.

ARTICLE 8. - Condition of Premises

The Building, all common areas, and the Premises (including building electrical, HVAC, mechanical, plumbing, and fire/life safety systems in the Building, common areas and the Premises) shall be in compliance with all current laws, codes and ordinances, including use as a public accommodation as defined in the Americans With Disabilities Act. All building systems shall be in good operating condition on the date that Tenant takes possession of the Premises. Tenant hereby agrees and warrants that it has inspected the condition of the Premises and the suitability of same for Tenant's purposes. Tenant acknowledges that neither Landlord nor any agent nor any employee of Landlord has made any representations or warranty with respect to the Premises or the Project or with respect to the suitability of either for the conduct of Tenant's business and Tenant expressly warrants and represents that Tenant has relied solely on its own independent investigation and inspection of the Premises and the Project. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Project were at such time in satisfactory condition. Tenant hereby waives and releases its right to make repairs at Landlord's expense pursuant to Sections 1941 and 1942 of the Civil Code of California or under any similar law, statute or ordinance now or hereafter in effect.

ARTICLE 9. - Repairs and Alterations

Tenant shall keep the Premises in good condition and repair. The cost of all HVAC maintenance, if such HVAC systems are separate from the Project, shall be at Landlord's sole cost and expense. Notwithstanding the following, all repairs and/or the replacement of the HVAC Unit(s) shall be at the Landlord expense the initial lease term

and option term, if any. All damage or injury to the Premises or the Project caused by the act or negligence of Tenant, its employees, agents or visitors, guests, invitees or licensees shall be repaired by Tenant within twenty (20) days, at its sole cost and expense, to the satisfaction of Landlord. Landlord may make any repairs, which are not completed by Tenant within twenty (20) days and charge Tenant for the cost thereof, which cost shall be paid by Tenant within ten (10) business days from invoice from Landlord. Tenant waives all rights to make repairs at the expense of Landlord, or to deduct the cost thereof from the rent. Tenant shall make no alterations, changes or additions in or to the Premises in excess of $2,500, and that which is non structural, without Landlord's prior written consent, which shall not be unreasonably withheld or delayed, and then only by contractors or mechanics approved in writing by Landlord and upon the approval in writing by Landlord of fully detailed and dimensioned plans and specifications pertaining to the work in question, to be prepared and submitted by Tenant at its sole cost and expense. Tenant shall at its sole cost and expense obtain all necessary approvals and permits pertaining to any work approved by Landlord. If Landlord, in approving any work, specifies a commencement date therefore, Tenant shall not commence any work prior to such date. Tenant hereby indemnifies and agrees to hold Landlord free and harmless from all liens and claims of lien, and all other liability, claims and demands arising out of any work done or material supplied to the Premises by or at the request of Tenant. If permitted alterations, changes, or additions are made, they shall be made at Tenant's sole cost and expense and shall be and become the property of Landlord, except that Landlord may, by written notice to Tenant given at least thirty (30) days prior to the end of the term, require Tenant at Tenant's expense to remove all partitions, counters, railings and the like installed by Tenant, and to repair any damages to the Premises caused by such removal.

ARTICLE 10. - Liens

Tenant shall keep the Premises and the Building free from any mechanics' liens, vendors liens or any other liens arising out of any work performed, materials furnished or obligations incurred by Tenant, and agrees to defend, indemnify and hold harmless Landlord from and against any such lien or claim or action thereon, together with costs of suit and reasonable attorneys' fees incurred by Landlord in connection with any such claim or action. Before commencing any work of alteration, addition or improvement to the Premises, Tenant shall give Landlord at least ten (10) business days' written notice of the proposed commencement of such work (to afford Landlord an opportunity to post appropriate notices of non-responsibility) and shall secure, at Tenant's own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for said work. In the event that there shall be recorded against the Premises or the Building or the property of which the Premises is a part any claim or lien arising out of any such work performed, materials furnished or obligations incurred by Tenant and such claim or lien shall not be removed or discharged within ten (10) days of filing, Landlord shall have the right but not the obligation to pay and discharge said lien without regard to whether such lien shall be lawful or correct or to require that Tenant deposit with Landlord in cash, lawful money of the United States, one hundred fifty percent 150% of the amount of such claim, which sum may be retained by Landlord until such claim shall have been removed of record or until judgment shall have been rendered on such claim and such judgment shall have become final, at which time Landlord shall have the right to apply such deposit in discharge of the judgment on said claim and any costs, including attorneys' fees incurred by Landlord, and shall remit the balance thereof to Tenant.

ARTICLE 11. - Project Services

(i) Landlord agrees to furnish to the Premises, the following services on all days during the Lease Term, unless otherwise stated below:

(a) Landlord shall provide an electrical system of reasonable capacity and power for the Premises given the permitted use. Landlord to provide electrical outlets per code, which shall be for the operation of Tenant's computers and standard audiology testing, cleaning and repairing hearing aids.

(b) Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes. Landlord shall make available to Tenant in the Premises facilities for the delivery to the Premises of water and telephone service.

(c) Landlord shall not provide janitorial services to the Premises.

(d) Payment of Utilities Cost. Tenant agrees, at its own expense, to pay for all HVAC, electric current, telephone and all similar utilities user by Tenant on the Premises (including, without limitation, all sales, use and other taxes imposed thereon by any governmental authority). In addition, Tenant shall be responsible for the maintenance of the HVAC unit.

(ii) In the event that any utilities are furnished to the Premises by Landlord, whether sub-metered or otherwise, then Tenant shall pay to Landlord the cost of such utilities, and reimbursement for any penalties for usage or other surcharges imposed by any utility company. If charges for any such utilities are not separately charged to Tenant by the utility company, or separately sub metered to the Premises, Landlord will apportion the costs of such utilities among the

tenants utilizing the utility or service on an equitable basis as determined by Landlord. Within twenty (20) days after receipt of Landlord's statement of apportionment or statement setting forth the charges payable by Tenant, Tenant shall pay to Landlord as Additional Rent, the cost of such services and utilities so apportioned or so provided by Landlord. If Landlord shall from time to time determine that the use of any such utility or service in the Premises is disproportionate to the use of other tenants, Landlord may adjust Tenant's share of the cost thereof from a date determined by Landlord to take equitable account of such disproportionate use. Landlord shall not be liable for, and there shall be no rent abatement as a result of, any stoppage, reduction or interruption of any such services caused by governmental rules, regulations or ordinances, riot, strike, labor disputes, breakdowns, accidents, necessary repairs, except caused by Landlord, in case Landlord will abate the rent after a period of seven (7) working days. Except as specifically provided in this Article 11, Tenant agrees to pay for all utilities and other services utilized by Tenant for all overtime or additional building services furnished to Tenant not uniformly furnished to all Tenants of the Project at Landlord's expense. Landlord's obligation to render to the Premises the services set forth in this Article 11 is conditional upon the payment by Tenant of all sums due under this Lease, including but not limited to sums which are in dispute.

(a) Landlord agrees to furnish to the Premises, at its expense, so long as Tenant is not in default hereunder, from 8:00 a.m. to 6:00 p.m. Mondays through Fridays and 8:00 a.m. to 1:00 p.m. on Saturdays, local and national holidays excepted, elevator service. Maintenance services will be furnished five (5) days per week. Tenant shall comply with all rules and regulations, which Landlord may reasonably establish for the proper functioning and protection of the air conditioning, heating, elevator, electrical, Intra building network cable and plumbing systems. Landlord shall not be liable for, and there shall be no rent abatement as a result of, any stoppage, reduction or interruption of any such services caused by governmental rules, regulations or ordinances, riot, strike, labor disputes, breakdowns, accidents, necessary repairs, except caused by Landlord, in which case Landlord will abate the rent after a period of seven (7) consecutive working days. Except as specifically provided in this Article 11, Tenant agrees to pay for all utilities and other services utilized by Tenant. Landlord's obligation to render to the Premises the services set forth in this Article 11 is conditional upon the payment by Tenant of all sums due under this Lease, including but not limited to sums which are in dispute.

(b) Tenant, unless paid directly by Tenant, will not without the written consent of Landlord, which consent shall not be unreasonably withheld or delayed, use any apparatus or device in the Premises, including without limitation electronic data processing machines, punch card machines and machines using current in excess of 110 volts, as specified in the Work Letter, which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general/medical office space; nor connect any apparatus, machine or device with water pipes or electric current (except through existing electrical outlets in the Premises), for the purpose of using electric current or water, except as provided in the Work Letter.

(c) Tenant shall require electric current in excess of that which Landlord is obligated to furnish under Sub-Section 11(b) above, Tenant shall first obtain the written consent of Landlord, which Landlord may refuse in its sole and absolute discretion to the use thereof and Landlord may cause an electric current meter to be installed in the Premises to measure the amount of electric current consumed for any such other use. The cost of any such meter and of installation, maintenance and repair thereof shall be paid for by Tenant and Tenant agrees to pay to Landlord, promptly upon demand therefore by Landlord, for all such electric current consumed by any such use as shown by said meter at the rates charged for such service by the City of Los Angeles or the local Public Utility, as the case may be, furnishing the same, plus any additional expense incurred by Landlord in keeping account of the electric current so consumed.

(d) If any lights, machines or equipment (including but not limited to computers) are used by Tenant, and not paid directly by the Tenant, in the Premises which materially affect the temperature otherwise maintained by the air conditioning system, or generate substantially more heat in the Premises than would be generated by the building standard lights and usual fractional horsepower office equipment, Landlord shall have the right to install any machinery and equipment which Landlord reasonably deems necessary to restore temperature balance, including but not limited to modifications to the standard air conditioning equipment, and the cost thereof, including the cost of installation and any additional cost of operation and maintenance occasioned thereby, shall be paid by Tenant to Landlord upon demand by Landlord. Landlord shall not be liable under any circumstances for loss of or injury to property, however occurring, through or in connection with or incidental to failure to furnish any of the foregoing.

(e) If Tenant requires heating, ventilation and/or air conditioning during times other than the times provided in Sub-Section 11(a) above, and such HVAC is not separately metered and paid directly by the Tenant, Tenant shall give Landlord such advance notice as Landlord shall reasonably require and shall pay for the use of such equipment such reasonable fee or charge as Landlord shall require. At the time of Lease commencement the amount of after hours air conditioning is $50.00 per hour, however this amount is subject to increases as deemed necessary by Landlord.

(f) Landlord may impose a reasonable charge for any utilities or services, including without limitation

electric current, required to be provided by Landlord by reason of any substantial recurrent use of the Premises other than during the times provided in Sub-Section 11(a) above.

ARTICLE 12. - Rights of Landlord

Landlord and its agents shall have the right to enter the Premises with 24 hour notice unless in the case of an emergency, for the purpose of examining or inspecting the same, serving or posting and keeping posted thereon notices as provided by law, or which Landlord deems necessary for the protection of Landlord or the Property, showing the same to prospective tenants or purchasers of the Project, and for making such alterations, repairs, improvements or additions to the Premises or to the Project as Landlord may deem necessary or desirable. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when such an entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key or may enter forcibly, without liability to Tenant except for any failure to exercise due care for Tenant's property, and without affecting this Lease.

ARTICLE 13. - Indemnity; Exemption of Landlord from Liability

(a) Indemnity.
Unless caused by Landlords gross negligence, Tenant shall indemnify, defend and hold Landlord harmless from any and all claims arising from Tenant's use of the Premises or from the conduct of its business or from any activity, work or thing which may be permitted or suffered by Tenant in or about the Premises and shall further indemnify, defend and hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under this Lease or arising from any negligence of Tenant or any of its agents, contractors, employees or invitees, patrons, customers or members and from any and all costs, attorneys' fees, expenses and liabilities incurred in the defense of any claim or any action or proceeding brought thereon, including negotiations in connection therewith. Tenant hereby assumes all risk of damage to property or injury to persons in or about the Premises from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, excepting where the damage is caused solely by the gross negligence of Landlord.

(b) Exemption of Landlord from Liability.
Unless caused by Landlords gross negligence, Landlord shall not be liable for injury to Tenant's business, or loss of income therefrom, or for damage that may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees, customers, agents, or contractors, or any other person in, on or about the Premises directly or indirectly caused by or resulting from fire, steam, electricity, gas, water, or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, light fixtures, or mechanical or electrical systems or from intrabuilding network cable, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or from other sources or places and regardless of whether the cause of such damage or injury or the means or repairing the same is inaccessible to Tenant, except in connection with damage or injury resulting from the sole negligence or willful misconduct of Landlord, or its authorized agents. Landlord shall not be liable to Tenant for any damages arising from any act or neglect of any other tenant of the building.

Tenant acknowledges that Landlord's election to provide mechanical surveillance or to post security personnel in the Building is solely within Landlord's discretion; Landlord shall have no liability in connection with the decision whether or not to provide such services and Tenant hereby waives all claims based thereon. Landlord shall not be liable for losses due to theft, vandalism, or like causes. Tenant shall defend, indemnify, and hold Landlord harmless from any such claims made by any employee, licensee, invitee, contractor, agent, or other person whose presence in, on or about the Premises or the Building is attendant to the business of Tenant.

ARTICLE 14. - Insurance

(a) Tenant's Insurance.
Tenant, shall at all times during the term of this Lease, and at its own cost and expense, procure and continue in force the following insurance coverage: (i) Commercial General Liability Insurance with a combined single limit for bodily injury and property damages of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the annual aggregate, including products liability coverage if applicable, covering the insuring provisions of this Lease and the performance of Tenant of the indemnity and exemption of Landlord from liability agreements set forth in Article 13 hereof; (ii) a policy of standard fire, extended coverage and special extended coverage insurance (all risks), including a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler

leakage where sprinklers are provided in an amount equal to the full replacement value new without deduction for depreciation of all fixtures, furniture, and leasehold improvements installed by or at the expense of Tenant; (iii) insurance for all telecommunications equipment and intrabuilding network cable for which Tenant is responsible; and (iv) business interruption insurance covering failure of Tenant's telecommunications equipment and covering all other perils, failures and interruptions.

(b) Form of Policies.

The aforementioned minimum limits of policies shall in no event limit the liability of Tenant hereunder. Such insurance shall name Landlord and such other persons or firms with insurable interests, as Landlord specifies from time to time, as additional insureds with an appropriate endorsement to the policy(s) and shall be with companies having a rating of not less than A-VII in Best's Insurance Guide. Tenant shall furnish to Landlord, from the insurance companies, or cause the insurance companies to furnish, certificates of coverage. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days prior written notice to Landlord by the insurer. All such policies shall be endorsed to agree that Tenant's policy is primary and that any insurance covered by Landlord is excess and not contributing with any insurance requirement hereunder. Tenant shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance or furnish Landlord with renewals or binders, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and charge Tenant the cost thereof, which amount shall be payable by Tenant upon demand. Tenant shall have the right to provide such insurance coverage, pursuant to blanket policies obtained by Tenant, provided such blanket policies expressly afford coverage to the Premises and to Tenant as required by this Lease.

Additionally, Tenant shall maintain Worker's Compensation required by law and shall provide Landlord with evidence of coverage. Said evidence shall be in the form of a certificate of insurance and afford thirty (30) days written notice of cancellation to Landlord by insurer.

(c) Landlord's Insurance.

Landlord shall, at Landlord's expense, procure and maintain at all times during the term of this Lease, a policy or policies of insurance covering loss or damage to the Building in the amount of the full replacement cost new without deduction for depreciation thereof (exclusive of Tenant's trade fixtures, inventory, personal property and equipment), providing protection against all perils included within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage, and special extended coverage on building. Additionally, Landlord may (but shall not be required to) carry: (i) Bodily Injury and Property Damage Liability Insurance and/or Excess Liability Coverage Insurance; and (ii) Earthquake and/or Flood Damage Insurance; and (iii) Rental Income Insurance at its election or if required by its lender from time to time during the term hereof, in such amounts and with such limits as Landlord or its lender may deem appropriate. The costs of such insurance shall be included in Operating Costs.

(d) Waiver of Subrogation.

The parties release each other and their respective authorized representative from any claims for damage to any person or the Premises, and to the fixtures, personal property, improvements, and alterations of either Landlord or Tenant, in or on the Premises, and the Building, that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of any such damage. Each party shall cause each insurance policy obtained by it to provide that the insurance company waive all right of recovery by way of subrogation and the party undertaking to obtain the insurance shall notify the other party of this fact. The other party shall have a period of ten (10) days after receiving the notice either to place the insurance with a company that is reasonably satisfactory to the other party and that will carry the insurance with a waiver of subrogation, or to agree to pay the additional premium if such a policy is obtainable at additional cost. If the insurance cannot be obtained, or the party in whose favor a waiver of subrogation is desired, refuses to pay the additional premium charged, the other party is relieved of the obligation to obtain a waiver of subrogation rights with respect to the particular insurance involved.

(e) Compliance with Law.

Tenant agrees that it will not, at any time, during the term of this Lease, carry any stock of goods or do anything in or about the Premises that will in any way tend to increase the insurance rates upon the Building. Tenant agrees to pay Landlord forthwith upon demand the amount of any increase in premiums for insurance against loss by fire that may be charged during the term of this Lease on the amount of insurance to be carried by Landlord on the Building resulting from the foregoing, or from Tenant doing any act in or about said Premises that does so increase the insurance rates, whether or not Landlord shall have consented to such act on the part of Tenant. If Tenant installs upon the Premises any electrical equipment which constitutes an overload of electrical lines of the Premises, Tenant shall at its own expense, in accordance with all other Lease provisions, make whatever changes are necessary to comply with

requirements of the insurance underwriters and any governmental authority having jurisdiction thereover, but nothing herein contained shall be deemed to constitute Landlord's consent to such overloading. Tenant shall, at its own expense, comply with all requirements of the insurance authority having jurisdiction over the Project necessary for the maintenance of reasonable fire and extended coverage insurance for the Premises, including without limitation thereto, the installation of fire extinguishers or an automatic dry chemical extinguishing system.

ARTICLE 15. - Assignment and Subletting

Tenant shall not and have no power to, either voluntarily or by operation of law, sell, assign, transfer or hypothecate this Lease, or sublet the Premises or any part thereof, or permit the Premises or any part thereof to be occupied by anyone other than Tenant or Tenant's employees without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed, in each instance. If Tenant is a corporation, unincorporated association or partnership, the sale, assignment, transfer or hypothecation of any stock or other ownership interest in such corporation, association or partnership in the aggregate in excess of forty-nine percent (49%) shall be deemed a prohibited assignment within the meaning and provisions of this Article 15. Tenant may transfer its interest pursuant to this Lease upon the following express conditions:

(a) That the proposed transferee shall be subject to the prior written consent of Landlord, which consent will not be unreasonably withheld but, without limiting the generality of the foregoing, it shall be reasonable for Landlord to deny such consent if any of the following are applicable:

(i) The use to be made of Premises by the proposed transferee is (a) not generally consistent with the character and nature of all other tenancies in the Building, or (b) a use which conflicts with any so-called "exclusive" then in favor of, or for any use which is the same as that stated in any percentage lease to, another tenant of the Building or any of Landlord's then buildings which are in the same complex as the Building, or (c) a use which would be prohibited by any other portion of this Lease (including but not limited to any Rules and Regulations then in effect); or

(ii) The character, moral stability, reputation and financial responsibility of the proposed transferee are not reasonably satisfactory to Landlord.

(iii) The transferee is either a governmental agency or instrumentality thereof;

(iv) The proposed transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Building a right to cancel its lease;

(v) The terms of the proposed transfer will allow the transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the transferee to occupy space leased by Tenant pursuant to any such right); or

(vi) Either the proposed transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed transferee, (i) occupies space in the Building at the time of the request for consent, (ii) is negotiating with Landlord to lease space in the Building at such time, or (iii) has negotiated with Landlord during the six (6) month period immediately preceding the request for consent notice from Tenant.

(b) That Tenant shall pay to Landlord Landlord's then standard processing fee and attorneys' fees; which shall not exceed $1,500.00.

(c) That the proposed transferee shall execute an agreement pursuant to which it shall agree to perform faithfully and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease; and

(d) That an executed duplicate original of said assignment and assumption agreement or other transfer on Landlord's then standard form, shall be delivered to Landlord within five (5) days after the execution thereof, and that such transfer shall not be binding upon Landlord until the delivery thereof to Landlord and the execution and delivery of Landlord's consent thereto, such consent shall not be unreasonably withheld or delayed. It shall be a condition to Landlord's consent to any subleasing, assignment or other transfer of part or all of Tenant's interest in the Premises (hereinafter referred to as a "Transfer") that (i) Tenant shall be required to pay Landlord's reasonable attorneys' fees and other costs incurred in connection with the review and execution thereof, and which fees shall not exceed $1,000.00 (ii) upon Landlord's consent to any Transfer Tenant shall split (50/50) fifty-fifty with Landlord, any additional rent over the term of the sublease or assignment to Landlord any consideration of any kind whatsoever (including, but not by way of limitation, a premium rental for a sublease or lump sum payment for an assignment) in excess of the rental and other charges due Landlord under this Lease, (iii) any sublessee of part or all of Tenant's interest in the Premises shall agree that in the event Landlord gives such sublessee notice that Tenant is in default under this Lease, such sublessee shall thereafter make all sublease or other payments directly to Landlord, which will be received by Landlord without any

liability whether to honor the sublease or otherwise (except to credit such payments against sums due under this Lease), and any sublessee shall agree to attorn to Landlord or its successors and assigns at their request should this Lease be terminated for any reason, except that in no event shall Landlord or its successors or assigns be obligated to accept such attornment; (iv) any such Transfer and consent shall be effected on forms, supplied or approved by Landlord and/or its legal counsel; (v) Landlord may require that Tenant not then be in default hereunder in any respect; and (vi) Tenant or the proposed subtenant or assignee shall agree to pay Landlord, upon demand, as additional rent, a sum equal to the additional costs, if any, incurred by Landlord for maintenance and repair as a result of any change in the nature of occupancy caused by such subletting or assignment. If Landlord consents to a requested assignment or sublease, Tenant hereby agrees that (i) it shall thereupon be deemed, automatically and irrevocably to have assigned to Landlord, all rent or other sums received or to be received by Tenant in connection therewith and (ii) Landlord may collect such rent or other sums and apply the same toward Tenant's obligations under this Lease. Such power of attorney is a right coupled with an interest and is irrevocable. Notwithstanding the foregoing, Tenant shall have the right to collect such rent and other sums unless and until Tenant commits any act of default hereunder. Tenant hereby agrees and acknowledges that the above conditions imposed upon the granting of Landlord's consent to any proposed Transfer by Tenant are reasonable. In lieu of giving such consent, Landlord may, at Landlord's option, elect to terminate this Lease (in the case of a proposed subletting) with respect to that proposed effective date of any proposed assignment or subletting. Any sale assignment, hypothecation, transfer or subletting of this Lease which is not in compliance with the provisions of this Article 15 shall be void and shall, at the option of Landlord, terminate this Lease. In no event shall the consent by Landlord, which shall not be unreasonably withheld or delayed to an assignment or subletting be construed as relieving Tenant, any assignee, or sublessee from obtaining the express written consent of Landlord, which shall not be unreasonably withheld or delayed, to any further assignment or subletting or as releasing Tenant from any liability or obligation hereunder whether or not then accrued and Tenant shall continue to be fully liable therefore. No collection or acceptance of rent by Landlord from any person other than Tenant shall be deemed a waiver of any provision of this Article 15 on the acceptance of any assignee or subtenant hereunder, or a release of Tenant (or of any successor of Tenant or any subtenant holding theretofore or thereafter accruing).

(e) Tenant shall not enter into any sublease or assignment in which any of the following is applicable:

(i) The determination of the amount of rent is expressed in whole or in part as a percentage of the income or profits derived by the tenant or subtenant or assignee from the space leased (other than an amount based on a fixed percentage or percentages of gross receipts or gross sales);

(ii) This paragraph has been intentionally deleted;

(f) In any sublease or assignment in which the amount of rent is determined in whole or in part by reference to the gross sales or receipts of the subtenant or assignee such sublease or assignment shall contain a provision which prohibits subleasing or assigning or if subleasing or assigning is permitted it shall prohibit the tenant or any successor in interest from subleasing all or any portion of its leasehold interest for an amount of rent determined in whole or in part from the income or profits derived by any person from such interest (other than an amount based in a fixed percentage or percentages of receipts or sales). (See Addendum)

ARTICLE 16. - Damage or Destruction

Except as provided in Article 9, if the Project is damaged by fire or other insured casualty and the insurance proceeds have been made available therefore by the holder or holders of any mortgages or deeds of trust covering the Premises or the Project, the damage shall be repaired by and at the expense of the Landlord to the extent such insurance proceeds are available therefore and provided such repairs can, in Landlord's reasonable opinion, be completed within one hundred twenty (120) days after the occurrence of such damage without the payment of overtime or other premiums, and until such repairs are completed rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business (but there shall be no abatement of rent by reason of any portion of the Premises being unusable for a period equal to one (1) day or less). If the damage is due to the fault or neglect of Tenant or its employees, agents or visitors, there shall be no abatement of rent. If repairs cannot, in Landlord's opinion, be completed within one hundred twenty (120) days, Landlord may, at its option, make them within a reasonable time and in such event this Lease shall continue in effect and the rent shall be abated in the manner provided in this Article 16. Landlord's election to make such repairs must be evidenced by written notice to Tenant within sixty (60) days after the learning of the occurrence of the damage. If Landlord does not so elect within such sixty (60) day period to make such repairs, which cannot be completed within one hundred twenty (120) days, then either party may, by written notice to the other, cancel this Lease as the date of the occurrence of such damage. A total destruction of the Project shall automatically terminate this Lease. Except as provided in this Article, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business or property arising from such damage or destruction or the making of any repairs, alterations or improvements in or to any portion of the Project or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant understands that Landlord will not carry insurance of any kind to Tenant's furniture, furnishings, fixtures or equipment, and that

Landlord shall not be obligated to repair any damage thereto or replace the same. With respect to any damage which Landlord is obligated to repair or elects to repair, Tenant, as a material inducement to Landlord entering into this Lease, irrevocably waives and releases its rights under the provisions of Sections 1932(2) and 1933(4) of the California Civil Code.

ARTICLE 17. - Subordination

This Lease is subject and subordinate to all ground or underlying leases, mortgages and deeds of trust which affect the Property or the Project and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the lessor under any such lease or the holder or holders of any such mortgage or deed of trust shall advise Landlord that they desire or require this Lease to be prior and superior thereto, upon written request of Landlord to Tenant, Tenant agrees to promptly execute, acknowledge and deliver any and all documents or instruments which Landlord or such lessor, holder or holders deem necessary or desirable for purposes thereof. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all ground or underlying leases, mortgages or deeds of trust which may hereafter be executed covering the Premises, the Project or the Property or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof, provided, however, that Landlord obtains from the lender or other party in question a written undertaking in favor of Tenant to the effect that such lender or other party will not disturb Tenant's right of possession under this Lease if Tenant is not then or thereafter in breach of any covenant or provision of this Lease; and Tenant agrees, within ten (10) days after Landlord's written request therefore, to execute, acknowledge and deliver upon request any and all documents or instruments requested by Landlord or necessary of proper to assure the subordination of this Lease to any such mortgages, deed of trust, or leasehold estates. Tenant hereby appoints Landlord the attorney-in-fact of Tenant irrevocably to execute and deliver any document or documents provided for herein for and in the name of Tenant. Such power, being coupled with an interest, is irrevocable. In the event of any foreclosure sale, transfer in lieu of foreclosure or termination of the lease in which Landlord is lessee, Tenant shall attorn to the purchaser, transferee or lessor as the case may be, and recognize that party as Landlord under this Lease, unless Tenant is in default under the Lease. Tenant waives the protection of any statute or rule of law that gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest.

ARTICLE 18. - Eminent Domain

If the whole of the Premises or so much thereof as to render the balance unusable by Tenant shall be taken under power of eminent domain, or is sold, transferred or conveyed in lieu thereof, and if the condemning authority terminates this Lease, then, in that event, Tenant shall not claim against Landlord for breach of this Lease on account of such termination. Any single award for the taking of all or any part of the Premises by condemnation shall belong to Landlord, without any participation by Tenant. Tenant may however, petition to the condemning authority for an award with respect to any loss Tenant incurs in removing its trade fixtures, its relocation expense, loss of its business goodwill and leasehold interest in the Premises as a result of such condemnation and Tenant shall be entitled to any such separate award but only to the extent of such separate award, and Landlord shall not be entitled to any portion of any such award to Tenant. In the event of a partial taking, or a sale, transfer or conveyance in lieu thereof, which does not result in a termination of this Lease, the rent shall be apportioned according to the ratio that the part of the Premises remaining useable by Tenant bears to the total area of the Premises.

ARTICLE 19. - Default

Each of the following acts or omissions of Tenant or of any guarantor of Tenant's performance hereunder, or occurrences, shall constitute an "Event of Default":

(a) Failure or refusal to pay Basic Rental, Additional Rent [Article 3(b), (c), (d) and (e)] or any other amount to be paid by Tenant to Landlord within three (3) calendar days after the same becomes due or payable hereunder; said three (3) day period shall be in lieu of, and not in addition to, the notice requirements pertaining to the unlawful detainer statutes [i.e. C.C.P.§§ 1161, 1161.1(a)-(e)];

(b) Failure to perform or observe any other covenant or condition of this Lease to be performed or observed within thirty (30) days following written notice to Tenant of such failure. Such thirty (30) day notice shall also constitute any notice required under Section 1161 of the California Code of Civil Procedure;

(c) Failure to operate for a continuous period of more than ninety (90) days, Force Majeure excepted, Landlord may terminate the lease and recapture the premises.

(d) The taking in execution or by similar process or law (other than by eminent domain) of the estate hereby created;

(e) To the extent permitted by law, the filing by Tenant or any guarantor hereunder in any court pursuant to any statute of a petition in bankruptcy or insolvency or for reorganization or arrangement of for the appointment of a receiver of all or a portion of Tenant's property; the filing against Tenant or any guarantor hereunder of any such petition, or the commencement of a proceeding for the appointment of a trustee, receiver or liquidator for Tenant, or for any guarantor hereunder, or of any of the property of either, or a proceeding by any governmental authority for the dissolution or liquidation of Tenant or any guarantor hereunder, if such proceeding shall not be dismissed or trusteeship discontinued within thirty (30) days after commencement of such proceeding or the appointment of such trustee or receiver; or the making by Tenant or any guarantor hereunder of an assignment for the benefit of creditors. Tenant hereby stipulates to the lifting of the automatic stay in effect and relief from such stay for Landlord in the event Tenant files a petition under the United States Bankruptcy laws, for the purpose of Landlord pursuing its rights and remedies against Tenant and/or a guarantor of this Lease.

ARTICLE 20. - Remedies

(a) In the event of a breach of or default under this Lease as provided in Article 19 hereof, Landlord may exercise all of its remedies as may be permitted by law, including but not limited to the remedy provided by Section 1951.4 of the California Civil Code, and including without limitation, terminating this Lease, reentering the Premises and removing all persons and property therefrom, which property may be stored by Landlord at a warehouse or elsewhere at the risk, expense and for the account of Tenant. If Landlord elects to terminate this Lease, Landlord shall be entitled to recover from Tenant the aggregate of all amounts permitted by law, including but not limited to the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided. Further, Tenant shall be liable for all leasing commissions paid by or owing by Landlord arising from this Lease and any extensions thereof.

(b) Nothing in this Article 20 shall be deemed to affect Landlord's right to indemnification for liability or liabilities arising prior to the termination of this Lease for personal injuries or property damage under the indemnification clause or clauses contained in this Lease.

(c) Notwithstanding anything to the contrary set forth herein, Landlord's re-entry to perform acts of maintenance or preservation of or in connection with efforts to relet the Premises or any portion thereof, or the appointment of a receiver upon Landlord's initiative to protect Landlord's interest under this Lease shall not terminate Tenant's right to possession of the Premises or any portion thereof and, until Landlord does elect to terminate this Lease, this Lease shall continue in full force and effect and Landlord shall enforce all of Landlord's rights and remedies hereunder including, without limitation, the right to recover from Tenant as it becomes due hereunder all Basic Rent, Additional Rent and other charges required to be paid by Tenant under the terms hereof.

(d) All rights, powers and remedies of Landlord hereunder and under any other agreement now or hereafter in force between Landlord and Tenant shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Landlord by law, and the exercise of one or more rights or remedies shall not impair Landlord's right to exercise any other right or remedy.

(e) Any amount due from Tenant to Landlord hereunder which is not paid after ten (10) days shall bear interest at the lower of 12% per annum or the maximum lawful rate of interest from the due date until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease. In addition to such interest: (a) if Basic Rental is not paid within 5 days after the same is due, a late charge equal to 5% of the amount overdue, shall be assessed and shall accrue for each calendar month or part thereof damage in such event. Such charges for interest and late payments and unsatisfied checks are separate and until such rental, including the late charge, is paid in full, which late charge Tenant hereby agrees is a reasonable estimate of the damages Landlord shall suffer as a result of Tenant's late payment and (b) an additional charge of $25 shall be assessed for any check given to Landlord by or on behalf of Tenant which is not honored by the drawee thereof; which damages include Landlord's additional administrative and other costs associated with such late payment and unsatisfied checks and the parties agree that it would be impracticable or extremely difficult to fix Landlord's actual cumulative and are in addition to and shall not diminish or represent a substitute for any or all of Landlord's rights or remedies under any other provision of this Lease.

(f) Tenant shall be liable for any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease, or which in the ordinary cause of things would be likely to result therefrom.

ARTICLE 21. - Transfer of Landlord's Interest

In the event of a sale of the land or any transfer or termination of Landlord's interest in the Premises or in the real property of which the Premises are a part, and or the entire Building, or the sale of such leasehold, Landlord shall transfer the security to the transferee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and in the event of such transfer of security Tenant shall look to the new Landlord solely for the return of said security; and the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the security deposited herein and neither Landlord nor its successors or assignees shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance not by any purported transfer thereof by operation of law. In the event of the termination of any ground lease or foreclosure of any fee or leasehold mortgage or deed of trust (or conveyance in lieu thereof) now or hereafter affecting the real property of which the Premises forms a part, Tenant shall look to the new Landlord for the return of said security.

ARTICLE 22. - Broker

In connection with this Lease, Tenant warrants and represents that it has had dealings only with firm(s) set forth in Article 1.H. of the Basic Lease Provisions and that it knows of no other person or entity who is or might be entitled to a commission, finder's fee or other like payment in connection herewith and does hereby indemnify and agree to hold Landlord, its agents, partners, representatives, officers, affiliates, shareholders, employees, successors and assigns harmless from and against any and all loss, liability and expenses that Landlord may incur should such warranty and representation prove incorrect, inaccurate or false.

ARTICLE 23. - Parking

Tenant shall be entitled to rent six (6) parking spaces for the amount set forth in Article 1.I. of Basic Lease Provisions. The initial parking rates are set forth in Article 1.J. of the Basic Lease Provisions. Such parking shall be available upon terms and conditions to be established from time to time by Landlord or Landlord's operator of such parking facilities, but Landlord does not warrant or represent that the parking will continue to be available if Tenant does not rent the same continuously from the commencement of the term of this Lease. In addition, to the extent available, Tenant shall have the right to validation parking in the parking areas designated by Landlord upon terms and conditions to be established from time to time by Landlord or Landlord's operator of such parking facilities. See Addendum.

ARTICLE 24. - Waiver

No waiver by Landlord of any provision of this Lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. No provision of this Lease may be waived, except by an instrument in writing executed by the waiving party. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant, whether or not similar to the act so consented to or approved. No act or thing done by Landlord or Landlord's agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord. Any payment by Tenant or receipt by Landlord of an amount less than the total amount then due hereunder shall be deemed to be in partial payment only thereof and not a waiver of the balance due or an accord and satisfaction, notwithstanding any statement or endorsement to the contrary on any check or any other instrument delivered concurrently therewith or in reference thereto. Accordingly, Landlord may accept any such amount and negotiate any such check without prejudice to Landlord's right to recover all balances due and owing and to pursue its other rights against Tenant under this Lease, regardless of whether Landlord makes any notation on such instrument of payment or otherwise notifies Tenant that such acceptance or negotiation is without prejudice to Landlord's rights.

ARTICLE 25. - Estoppel Certificate

Tenant shall, at any time and from time to time, upon not less than ten (10) days' prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying the following information, (but not limited to the following information in the event further information is requested by Landlord): (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this

Lease, as modified, is in full force and effect; (ii) the dates to which the rental and other charges are paid in advance, if any; (iii) the amount of Tenant's security deposit, if any; and (iv) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, and no events or conditions then in existence which, with the passage of time or notice or both, would constitute a default on the part of Landlord hereunder, or specifying such defaults, events or conditions, if any are claimed. It is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Real Property. Tenant's failure upon Landlord's reasonable request to deliver such statement within such time shall, at the option of Landlord, constitute a default under this Lease. Furthermore, Tenant's failure to deliver such statement within such time shall constitute an admission by Tenant that all statements contained therein are true and correct. Tenant agrees to execute all documents required in accordance with this Article 25 within ten (10) days after delivery of said documents and the failure to execute such documents within ten (10) days shall entitle Landlord to execute such documents on behalf of Tenant.
See Addendum – Non-disturbance clause.

ARTICLE 26. - Liability of Landlord

Tenant agrees to look solely to Landlord's interest in the Building and the Premises for the satisfaction of any remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder or any claim, cause of action, obligation, contractual, statutory or otherwise, by Tenant against Landlord arising from or in any manner related to this Lease, and no other property or assets of Landlord, or any officer, director, shareholder, partner, trustee, agent, servant or employee of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, Landlord's obligations to Tenant, whether contractual, statutory or otherwise, the relationship of Landlord and Tenant hereunder, or Tenant's use or occupancy of the Premises.

ARTICLE 27. - Inability to Perform

This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of unavailability of materials, strike or other labor troubles or any other cause previously or at such time beyond the reasonable control or anticipation of Landlord.

ARTICLE 28. - Hazardous Waste

(a) Tenant shall not cause or permit any Hazardous Material (as defined in Section 28(d) below) to be brought, kept or used in or about the Project by Tenant, its agents, employee, contractors, or invitees. Tenant indemnifies Landlord from and against any breach by Tenant of the obligations stated in the preceding sentence, and agrees to defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Project, damages for the loss or restriction or use of rentable or usable space or of any amenity of the Project, damages arising from any adverse impact or marketing of space in the Project, and sums paid in settlement of claims, attorneys' fees, consultant fees, and expert fees) which arise during or after the term of this Lease as a result of such breach. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Project. Without limiting the foregoing, if the presence of any Hazardous Material on the Project caused or permitted by Tenant results in any contamination of the Project, Tenant shall promptly take all actions at its sole expense as are necessary to return the Project to the condition existing prior to the introduction of any such Hazardous Material and the contractors to be used by Tenant must be approved by the Landlord, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Project and so long as such actions do not materially interfere with the use and enjoyment of the Project by the other tenants thereof.

(b) Landlord and Tenant acknowledge that Landlord may become legally liable for the costs of complying with Laws (as defined in Article 28 (c) (below) relating to Hazardous Material which are not the responsibility of Landlord or the responsibility of Tenant, including the following: (i) Hazardous Material present in the soil or ground water on the Project of which Landlord has no knowledge as of the effective date of this Lease; (ii) a change in Laws which relate to Hazardous Material which make that Hazardous Material which is present on the Property as of the effective date of this Lease, whether known or unknown to Landlord, a violation of such new Laws; (iii) Hazardous Material that migrates, flows, percolates, diffuses, or in any way moves on, to, or under the Project after the effective date of this Lease; or Hazardous Material present on or under the Project as a result of any discharge, dumping or spilling (whether accidental or otherwise) on the Project by other lessees of the Project or their agents, employees, contractors, or invitees, or by others. Accordingly, Landlord and Tenant agree that the cost of complying with Laws relating to Hazardous Material on

the Project for which Landlord is legally liable and which are paid or incurred by Landlord shall be an Operating Cost (and Tenant shall pay Tenant's Proportionate Share thereof in accordance with Article 3) unless the cost of such compliance, as between Landlord and Tenant, is made the responsibility of Tenant pursuant to Article 28 (a) above. To the extent any such Operating Cost relating to Hazardous Material is subsequently recovered or reimbursed through insurance, or recovery from responsible third parties, or other action, Tenant shall be entitled to a proportionate reimbursement to the extent it has paid its share of such Operating Cost to which such recovery or reimbursement relates.

(c) It shall not be unreasonable for Landlord to withhold its consent to any proposed Transfer if (i) the proposed transferee's anticipated use of the Premises involves the generation, storage, use, treatment, or disposal of Hazardous Material; (ii) the proposed Transferee has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such Transferee's actions or use of the property in question; or (iii) the proposed Transferee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a Hazardous Material.

(d) As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material, or waste, which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as "Hazardous Waste," "Extremely Hazardous Waste," or "Restricted Hazardous Waste" under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "Hazardous Substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a "Hazardous Material," "Hazardous Substance," or "Hazardous Waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a "Hazardous Substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) listed under Article 9 or defined as Hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a "Hazardous Substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. & 1317), (ix) defined as a "Hazardous Waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. & 6901 et seq. (42 U.S.C. & 6903), or (x) defined as a "Hazardous Substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. & 9601 et seq. (42 U.S.C. & 9601).

(e) As used herein, the term "Laws" mean any applicable federal, state or local laws, ordinances, or regulations relating to any Hazardous Material affecting the Project, including, without limitation, the laws, ordinances, and regulations referred to in Article 28 (d) above.

ARTICLE 29. - Surrender of Premises; Removal of Property

(a) Upon the expiration of the term of this Lease, or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order and condition as the same are now and hereafter may be improved by Landlord or Tenant, reasonable wear and tear and repairs which are Landlord's obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, all furniture, equipment, business and trade fixtures, free-standing cabinet work, moveable partitioning and other articles of personal property owned by Tenant or installed or placed by Tenant at its own expense in the Premises, and all similar articles of any other persons claiming under Tenant unless Landlord exercises its option to have any subleases or subtenancies assigned to it, and Tenant shall repair all damage to the Premises resulting from the installation and removal of such items to be removed.

(b) Whenever Landlord shall reenter the Premises as provided in Article 12 hereof, or as otherwise provided in this Lease, any property of Tenant not removed by Tenant upon the expiration of the term of this Lease (or within forty-eight (48) hours after a termination by reason of Tenant's default), as provided in this Lease, shall be considered abandoned and Landlord may remove any or all of such items and dispose of the same in any manner or store the same in a public warehouse or elsewhere for the account and at the expense and risk of Tenant, and if Tenant shall fail to pay the cost of storing any such property after it has been stored for a period of ninety (90) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such times and places as Landlord, in its sole discretion, may deem proper, without notice or to demand upon Tenant, for the payment of all or any part of such charges or the removal of any such property, and shall apply the proceeds of such sale: first, to the cost and expense of such sale, including reasonable attorneys' fees for services rendered; second, to the payment of the cost of or charges for storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms hereof; and fourth, the balance, if any, to Tenant.

(c) All fixtures, equipment, alterations, additions, improvements and/or appurtenances attached to or built into the Premises prior to or during the Term *(except customary dental equipment or other equipment or fixtures of Tenant brought into the premises by or on behalf of Tenant)*, whether by Landlord or Tenant and whether at the expense of Landlord or Tenant, or of both, shall be and remain part of the Premises and shall not be removed by Tenant at the end of the term unless otherwise expressly provided for in this Lease or unless such removal is required by Landlord pursuant to the provisions of Article 9, above. Such fixtures, equipment, alterations, additions, improvements and/or appurtenances shall include but not be limited to: all floor coverings, drapes, paneling, built-in cabinetry, molding, doors, vaults (including vault doors), plumbing systems, electrical systems, lighting systems, silencing equipment, communication systems, all fixtures and outlets for the systems mentioned above and for all telephone, radio, telegraph and television purposes, and any special flooring or ceiling installations.

(d) Tenant shall, at least ninety (90) days before the last day of the term hereof, give to Landlord a written notice of intention to surrender the Premises on that date, but Tenant's failure to give such notice shall not be construed as an extension of the term hereof or as consent of Landlord to any holding over by Tenant.

ARTICLE 30. - Miscellaneous

(a) Severability; Entire Agreement.

Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof any such other provisions shall remain in full force and effect. This Lease and the Exhibits and any Addendum attached hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or supplemented except by an agreement in writing signed by the parties hereto or their successor in interest. This Lease shall be governed by and construed in accordance with the laws of the State of California.

(b) Attorneys' Fees.

(i) In the event of any litigation or any other situation requiring the use of an attorney by Landlord, including without limitation all collections costs, between Tenant and Landlord under this Lease, the prevailing party shall be entitled to recover its court costs and the fees of its attorneys in such litigation in such amount as the court may adjudge reasonable.

(ii) If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of or under this Lease, including any suit by Landlord for the recovery of rent or possession of the Premises, the losing party shall pay the successful party a reasonable sum for attorneys' fees in such suit and such attorneys' fees shall be deemed to have accrued prior to the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

(iii) Should Landlord, without fault on Landlord's part, be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person, Tenant covenants to save and hold Landlord harmless from any judgment rendered against Landlord or the Premises or any part thereof and from all costs and expenses, including reasonable attorneys' fees incurred by Landlord in connection with such litigation.

(iv) Reasonable attorneys' fees shall include fees for services rendered prior to the commencement of any such action or litigation and, when legal services are rendered by an attorney at law who is an employee of a party, shall be determined as to amount, including overhead, by consideration of the same factors, including but not limited by, the importance of the matter, time applied, difficulty and results, as are considered when an attorney not in the employ of a party is engaged to render such service.

(c) Time of Essence.

Each of Tenant's covenants herein is a condition and time is of the essence with respect to the performance of every provision of this Lease and the strict performance of each shall be a condition precedent to Tenant's right to remain in possession of the Premises or to have this Lease continue in effect.

(d) Headings.

The article headings contained in this Lease are for convenience only and do not in any way limit or amplify any term or provision hereof. The terms "Landlord" and "Tenant" as used herein shall include the plural as well as the singular, the

neuter shall include the masculine and feminine genders and the obligations herein imposed upon Tenant shall be joint and several as to each of the persons, firms or corporations of which Tenant may be composed.

(e) ***Reserved Area.***

Tenant hereby acknowledges and agrees that the exterior walls of the Premises and the area between the finished ceiling of the Premises and the slab of the floor of the project thereabove have not been demised hereby and the use thereof together with the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through, under or above the Premises in locations which will not materially interfere with Tenant's use of the Premises and serving other parts of the Project are hereby excepted and reserved unto Landlord.

(f) ***Use of Project Name; Improvements.***

Tenant shall not be allowed to use the name, picture or representation of the Project, or words to that effect, in connection with any business carried on in the Premises or otherwise (except as Tenant's address) without the prior written consent of Landlord. In the event that Landlord undertakes any additional improvements on the real property including but not limited to new construction or renovation or additions to the existing improvements, Landlord shall not be liable to Tenant for any noise, dust, vibration to the Premises or disruption in Tenant's business caused thereby and rental hereunder shall under no circumstances be abated. However, in the event that Tenant is unable to access the premises for a period of five (5) consecutive business days, Tenant's rent shall be abated.

(g) ***Rules and Regulations.***

Tenant shall observe faithfully and comply strictly with the Rules and Regulations attached to this Lease and made a part hereof, and such other Rules and Regulations as Landlord may from time to time reasonably adopt for the safety, care and cleanliness of the Project, the facilities thereof, or the preservation of good order therein. Landlord shall not be liable to Tenant for violation of any such Rules and Regulations, or for the breach of any covenant or condition in any lease by any other tenant in the Project. A waiver by Landlord of any Rule or Regulation for any other tenant shall not constitute nor be deemed a waiver of the Rule or Regulation for this Tenant.

(h) ***Quiet Possession.***

Upon Tenant's paying the Basic Rent, Additional Rent and other sums provided hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all of the provisions of this Lease. See Rider.

(i) ***Rent.***

All payments required to be made hereunder shall be deemed to be rent, whether or not described as such.

(j) ***Substitute Premises.***

This paragraph has been intentionally deleted.

(k) ***Successors and Assigns.***

Subject to the provisions of Article 15 hereof, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

(l) ***Notices.***

Any notice required or permitted to be given hereunder shall be in writing and may be given by personal service evidenced by a signed receipt or sent by registered or certified mail, return receipt requested, addressed to Tenant at the Premises or to Landlord at the address of the place from time to time established for the payment of rent and which shall be effective upon proof of delivery. Either party may by notice to the other specify a different address for notice purposes except that, upon Tenant's taking possession of the Premises, the Premises shall constitute Tenant's address for notice purposes. A copy of all notices to be given to Landlord hereunder shall be concurrently transmitted by Tenant to such party hereafter designated by notice from Landlord to Tenant. Any notices sent by Landlord regarding or relating to eviction procedures, including without limitation Three Day Notices, may be sent by regular mail.

(n) Persistent Delinquencies.

In the event that Tenant shall be delinquent by more than fifteen (15) days in the payment of rent on three (3) separate occasions in any twelve (12) month period, Landlord shall have the right to terminate this Lease by thirty (30) days written notice given by Landlord to Tenant within thirteen (13) months of the first of the last three (3) such delinquencies and within thirty (30) days of the last such delinquency.

(o) Right of Landlord to Perform.

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond any applicable period of notice set forth in this Lease, Landlord may, but shall not be obligated to do so, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as is in this Lease provided. All sums so paid by Landlord and all reasonable incidental costs, together with interest thereon at the rate of ten percent (10%) per annum from the date of such payment by Landlord, shall be payable to Landlord on demand and Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the rent.

(p) Access, Changes In Project, Facilities, Name.

(i) Every part of the Project except the inside surfaces of all walls, windows and doors bounding the Premises (including exterior building walls, core corridor walls and doors and any core corridor entrance), and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other building facilities, and the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord.

(ii) Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within the walls, bearing columns and ceilings of the Premises.

(iii) Landlord reserves the right, without incurring any liability to Tenant therefore, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, stairways and other improvements thereof, as it may deemed necessary or desirable.

(iv) Landlord may adopt any name for the Project and Landlord reserves the right to change the name or address of the Building at any time.

(q) Corporate Authority.

If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the By-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. If Tenant is a corporation, said corporation and each individual executing this Lease on behalf of said corporation covenants that Tenant shall provide to Landlord a copy of such resolution of the Board of Directors authorizing the execution of this Lease on behalf of such corporation, which copy of resolution shall be duly certified by the secretary or an assistant secretary of the corporation to be a true copy of a resolution duly adopted by the Board of Directors of said corporation. In the event Tenant fails to comply with the requirements set forth in this subparagraph (q), then each individual executing this Lease shall be personally liable for all of Tenant's obligations in this Lease. Tenant shall have thirty (30) days after lease execution to submit all required materials as set forth in subparagraph 30 (q), Corporate Authority.

(r) Identification of Tenant.

(a) If more than one person executes this Lease as Tenant, (i) each of them shall be jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions and provisions of this Lease to be kept, observed and performed by Tenant, (ii) the term "Tenant" as used in this Lease shall mean and include each of them jointly and severally, and (iii) the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

(b) If Tenant is a partnership (or is comprised of two or more persons, individually and as co-partners of a

partnership) or if Tenant's interest in this Lease shall be assigned to a partnership (or to two or more persons, individually and as co-partners of a partnership) pursuant to Article 15 hereof (any such partnership and such persons hereinafter referred to in this Article 30(r)(b) as "Partnership Tenant"), the following provisions of this Lease shall apply to such Partnership Tenant:

(i) The liability of each of the parties comprising Partnership Tenant shall be joint and several.

(ii) Each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to the Landlord, and by notices, demands, requests or other communication which may hereafter be given, by Partnership Tenant or any of the parties comprising Partnership Tenant.

(iii) Any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties.

(iv) If Partnership Tenant admits new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed.

(v) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and, upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this Lease on Partnership Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall violate the provisions of clause (iv) of this Article 30 (r)(b) or relieve any such new partner of his obligations thereunder).

(s) Building Codes.

Any and all costs attributable to or related to the applicable building codes of the City of Beverly Hills (or any other authority having jurisdiction over the Project) arising from Tenants plans, specifications, improvements, alterations or otherwise shall be paid by Tenant at its sole cost and expense.

(t) Exhibits and Addendum.

The Exhibits and Addendum, if applicable, attached hereto are incorporated herein by this reference as if fully set forth herein.

ADDENDUM TO LEASE

This Addendum is hereby attached and has become a part of that Lease dated February 16, 2005 between NK BEVERLY HILLS CORPORATION as "Landlord", and DRTATTOFF, LLC – A CALIFORNIA LIMITED LIABILITY COMPANY, as "Tenant".

ARTICLE 1 – RENT COMMENCEMENT:

The rent commencement date shall occur the earlier of (i) the date which is one hundred twenty (120) days after date which Landlord deliver possession of the Premises to Tenant for the construction of Tenant Improvements (as defined in the Tenant Work Letter) or (ii) the date that Tenant receives a certificate of occupancy or temporary certificate of occupancy for the Premises (the "Commencement Date"), at which time Tenant's obligation to pay Base Rent shall commence and ending five (5) years thereafter.

ARTICLE 2 - RENTAL ADJUSTMENT:

Monthly Base Rent during the Original Term shall be adjusted and the Tenant shall receive a credit against Tenant Improvement costs as follows:

Months	Base Rent Per Rentable Square Foot	Scheduled Base Rent	TI Reimbursement Credit	Adjusted Net Base Rent
1-12	$2.85	$6,167.40	0	$6,167.40
13-24	$2.94	$6,362.16	0	$6,362.16
25-36	$3.02	$6,535.28	$784.17	$5,751.11
37-48	$3.11	$6,730.04	$784.17	$5,945.87
49-60	$3.21	$6,946.44	$784.17	$6,162.27

ARTICLE 3 – RENTAL ABATEMENT

Landlord shall provide a rental concession of the following: Months two (2), three (3) and thirteen (13) shall be at fifty percent (50%) of the then rental rate.

ARTICLE 4 – RENEWAL OPTION(S)

Tenant has the right to extend the term of this Lease for one (1) three (3) year lease term. Tenant shall give Landlord no less than six (6) months and no more than nine (9) months prior written notice. The rental rate for the option term shall begin at $3.30, MG. Beginning in the second (2nd) year and every year thereafter, throughout the option term the rental rate shall be increased by three percent (3%). The Base Year shall be adjusted at the beginning of the option term.

ARTICLE 5 – ASSIGNMENT AND SUBLETTING

Notwithstanding anything to the contrary in this Lease, Tenant may, directly or indirectly, Transfer any or all of this Lease, the Premises or its rights hereunder to a "Tenant Entity" (as defined hereinafter). For purposes hereof, "Tenant Entity" means any trust partnership, limited liability company, corporation or other entity in, which more than fifty one percent (51%) is owner directly by William Kirby. Notwithstanding anything to the contrary in this Lease, the hiring by Tenant of one or more independent contractors to perform services in the Premises, or the subleasing of no more than fifty percent (50%) of the Premises to such independent contractors, shall not be deemed a Transfer or Event of Default nor otherwise require the consent of the Landlord.

ARTICLE 6 - PARKING

Tenant shall have the right, but not the obligation, to lease six (6) parking spaces throughout the initial lease term and option term(s), if any. Additional parking shall be made available to Tenant on a month-to-month basis. Tenant shall pay the prevailing current parking rates, which are currently $115.00 for unreserved parking spaces and $145.00 for reserved parking spaces. Additionally, Tenant shall receive a discount on parking validation vouchers at a rate of twenty-five percent (25%) off the price, for the initial Lease Term.

ARTICLE 8 - BROKER

NK Beverly Hills Corporation agrees to pay Coldwell Banker Commercial Westmac and South Park Group a brokerage commission in the amount of six percent (Coldwell Banker Commercial Westmac to receive four percent (4%) and South Park Group to receive two percent (2%)). for the initial lease term. Fifty percent (50%) of the commission shall be paid upon Lease execution and fifty percent (50%) of the commission to be paid upon Tenant taking possession of the Premises.

ARTICLE 9 – MISCELLANEOUS

ADDITIONAL RENT:

This lease shall be known as a "Modified Gross Lease". Landlord shall pay all costs to manage, maintain, repair and operate the Building and the common areas. Tenant shall pay personal property taxes on its property, janitorial and utility expenses.

SIGNAGE:

Landlord, at Landlord's sole cost and expense, shall place the firms name and/or principals on the building directory board(s) located in the lobby (not to exceed two lines) and visitor parking level (not to exceed one line). If at anytime during the term of the Lease, Tenant wishes to change any of the building standard signage, then Tenant may reasonably do so, at Tenant's sole cost and expense.

Tenant, at Tenant's sole cost and expense, but at no additional rental, shall have the exclusive right to the eyebrow sign facing Wilshire Boulevard, subject to approval by the Landlord and the City of Beverly Hills.

TENANT IMPROVEMENTS:

Tenant, at Tenant's sole cost and expense, shall be responsible for the cost of all Tenant Improvements. See Work Letter for Tenant Improvements – Exhibit D.

BASE BUILDING:

Landlord shall be responsible for the Base Building, Premises and all common areas meet current building Fire/Life and Safety codes in Beverly Hills. If Tenant is unable to obtain a building or occupancy permit because the project does not meet the current codes, then Landlord, at Landlord's sole cost and expense, shall immediately correct the deficiencies. Tenant shall not incur any costs due to Landlord's failure to comply with Fire/Life and Safety Codes with current building Fire/Life and Safety Codes. Current shall mean the year and date Tenant takes possession of the Premises.

ADA INDEMNIFICATION:

Landlord shall pay any costs for the repair, capital additions or replacements necessary to rectify or correct any defect in design, materials or workmanship in connection with any portion of the common area(s) within the Building which do not comply with governmental laws, statutes or regulations which are in effect as of the commencement date of the lease, including regulations required under the Americans with Disabilities Act ("ADA").

STRUCTURAL/LATENT DEFECTS:

Landlord, at Landlord's sole cost and expense, shall be responsible for the repair of any and all structural and/or latent defects in the Building over the term of the Lease.

ACCESS:

Tenant shall have access to the Building, the Premises, and Parking Facilities twenty-four (24) hours per day, seven (7) days per week for employees, subject to reasonable security requirements. Building operating hours are 8:00 a.m. to 6:00 p.m., Monday through Friday and 9:00 a.m. to 1:00 p.m. on Saturday.

"LESSEE"
DRTATTOFF, LLC – A CALIFORNIA LIMITED LIABILITY CORPORATION

William Kirby

"LESSOR"
NK BEVERLY HILLS CORPORATION

Mr. Mohammad Nasri

RULES AND REGULATIONS
(EXHIBIT "B")

1. No sign, advertisement or notice shall be displayed, printed or affixed on or to the Premises or to the outside or inside of the Building or so as to be visible from outside the Premises or Building without Landlord's prior written consent. Landlord shall have the right to remove any non-approved sign, advertisement or notice, without notice to and at the expense of Tenant, and Landlord shall not be liable in damages for such removal. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by Landlord or by a person selected by Landlord and in a manner and style acceptable to Landlord.

2. Tenant shall not obtain for use on the Premises ice, drinking water, waxing, cleaning, interior glass polishing, rubbish removal, towel or other similar services, or accept barbering or boot blackening, or coffee cart services, milk, soft drinks or other like services on the Premises, except from persons authorized by Landlord and at the hours and under regulations fixed by Landlord. No vending machines or machines of any description shall be installed, maintained or operated upon the Premises without Landlord's prior written consent.

3. The sidewalks, hall, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used for any purpose other than for ingress and egress from Tenant's Premises.

4. Toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.

5. Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, ceilings or floor or in any way deface the Premises. Tenant shall have the right to hang normal wall hangings utilizing earthquake standards.

6. In no event shall Tenant place a load upon any floor of the Premises or portion of any such flooring exceeding the floor load per square foot of area for which such floor is designed to carry and which is allowed by law, or any machinery or equipment which shall cause excessive vibration to the Premises or noticeable vibration to any other part of the Building. Prior to bringing any heavy safes, vaults, large computers or similarly heavy equipment into the Building, Tenant shall inform Landlord in writing of the dimensions and weights thereof and shall obtain Landlord's consent thereto, which consent Landlord shall have the right to deny. Such consent shall not constitute a representation or warranty by Landlord that the safe, vault or other equipment complies, with regard to distribution of weight and/or vibration, with the provisions of this Rule 6 nor relieve Tenant from responsibility for the consequences of such noncompliance, and any such safe, vault or other equipment which Landlord determines to constitute a danger of damage to the Building or a nuisance to other Tenants, either alone or in combination with other heavy and/or vibrating objects and equipment, shall be promptly removed by Tenant upon Landlord's written notice of such determination and demand for removal thereof.

7. Tenant shall not use or keep in the Premises or Project any kerosene, gasoline or inflammable, explosive or combustible fluid or material, or use any method of heating or air-conditioning other than that supplied by Landlord.

8. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

9. Tenant shall not install or use any blinds, shades, awnings or screens in connection with any window or door of the Premises and shall not use any drape or window covering facing any exterior glass surface other than the standard drapes, blinds or other window covering established by Landlord.

10. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing drapes when the sun's rays fall directly on windows of the Premises. Tenant shall not obstruct, alter, or in any way impair the efficient operation of Landlord's heating, ventilating and air-conditioning system. Tenant shall not tamper with or change the setting of any thermostats or control valves.

11. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises. Tenant shall not, without Landlord's prior written consent, occupy or permit any portion of the Premises to be occupied or used for the manufacture or sale of liquor or tobacco in any form, or a barber or manicure shop, or as an employment bureau. The Premises shall not be used for lodging or sleeping or for any improper, objectionable or immoral purpose. No auction shall be conducted on the Premises.

12. Tenant shall not make, or permit to be made, any unseemly or disturbing noises, or disturb or interfere with occupants of Building or neighboring buildings or premises or those having business with it by the use of any musical instrument, radio, phonographs or unusual noise, or in any other way.

13. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any tenant in the Premises, except that the preparation of coffee, tea, hot chocolate and similar items for tenants, their employees and visitors shall be permitted. No tenant shall cause or permit any unusual or objectionable odors to be produced in or permeate from or throughout the Premises.

14. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

15. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant; nor shall any changes be made in existing locks or the mechanisms thereof unless Landlord is first notified thereof, gives written approval, and is furnished a key therefore. Each tenant must, upon the termination of his tenancy, give to Landlord all keys of stores, offices, or toilets or toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

16. Landlord shall have the right to prohibit any advertising by any tenant, which, in Landlord's opinion, tend to impair the reputation of the Building or its desirability as an office building and upon written notice from Landlord any tenant shall refrain from and discontinue such advertising.

17. Landlord reserves the right to control access to the Building by all persons after reasonable hours of generally recognized business days and at all hours on Sundays and legal holidays. Each tenant shall be responsible for all persons for whom he requests after hours access and shall be liable to Landlord for all acts of such persons. Landlord shall have the right from time to time to establish reasonable rules pertaining to freight elevator usage, including the allocation and reservation of such usage for tenants' initial move-in to their premises, and final departure therefrom.

18. Any person employed by any tenant to do janitorial work shall, while in the Building and outside of the Premises, be subject to and under the control and direction of the Office of the Building (but not as an agent or servant of Landlord, and the tenant shall be responsible for all acts of such persons).

19. All doors opening on to public corridors shall be kept closed, except when being used for ingress and egress.

20. The requirements of tenants will be attended to only upon application to the Office of the Building.

21. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

22. All office equipment of any electrical or mechanical nature shall be placed by tenants in the Premises in settings approved by landlord, to absorb or prevent any vibration, noise or annoyance.

23. No air conditioning unit or other similar apparatus shall be installed or used by any tenant without the prior written consent of Landlord. Tenant shall pay the cost of all electricity used for air conditioning in the Premises if such electrical consumption exceeds normal office requirements, regardless of whether additional apparatus is installed pursuant to the preceding sentence.

24. There shall not be used in any space, or in the public halls of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards.

25. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be florescent and/or of a quality, type, design and bulb color approved by Landlord. Tenant shall not permit the consumption in the Premises of more than 2 1/2 watts per net usable square foot in the Premises in respect of office lighting nor shall Tenant permit the consumption in the Premises of more than 1 1/2 watts per net usable square foot of space in the Premises in respect of the power outlets therein, at any one time. In the event that such limits are exceeded, Landlord shall have the right to remove any lighting fixture of any florescent tube or bulb therein as it deems necessary and/or to charge Tenant for the cost of the additional electricity consumed.

26. Parking

(a) Garage hours shall be 5:00 a.m. to 8:00 p.m., Monday through Friday, and 5:00 a.m. to 5:00 p.m. Saturday, state and federal holidays excepted, as revised from time to time by Landlord.

(b) Automobiles must be parked entirely with the stall lines on the floor.

(c) All directional signs and arrows must be observed.

(d) The speed limit shall be 5 miles per hour.

(e) Parking is prohibited in areas not striped for parking.

(f) Parking cards or any other device or form of identification supplied by Landlord (or its operator) shall remain the property of Landlord (or its operator). Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable or assignable and any device in the possession of an unauthorized holder will be void. There will be a replacement charge to the Tenant or person designated by Tenant of $25.00 for loss of any parking card.

(g) The monthly rate for parking is payable one (1) month in advance and must be paid by the third business day of each month. Failure to do so will automatically cancel parking privileges and a charge at the prevailing daily rate will be due. No deductions or allowances from the monthly rate will be made for days parker does not use Parking Facilities.

(h) Tenant may validate visitor parking by such method or methods as the Landlord may approve, at the validation rate from time to time generally applicable to visitor parking.

(i) Landlord (and its operator) may refuse to permit any person who violates the within rules to park in the garage, and any violation of the rules shall subject the automobile to removal from the garage at the parker's expense. In either of said events, Landlord (or its operator) shall refund a pro rata portion of the current monthly parking rate and the sticker or any other form of identification supplied by Landlord (or its operator) will be returned to Landlord (or its operator).

(j) Garage managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.

(k) Every parker is required to park and lock his own automobile. All responsibility for any loss or damage to automobiles or any personal property therein is assumed by the parker.

(l) Loss or theft of parking identification devices from automobiles must be reported to the garage manager immediately, and a lost or stolen report must be filed by the parker at that time.

(m) The Parking Facilities are for the sole purpose of parking one automobile per space. Washing, waxing, cleaning or servicing of any vehicles by the parker or his agents is prohibited.

(n) Landlord (and its operator) reserves the right to refuse the issuance of monthly stickers or other parking identification devices to any Tenant and/or its employees who refuse to comply with the above Rules and Regulations and all posted and unposted City, State or Federal ordinances, laws or agreements.

(o) Tenant agrees to acquaint all employees with these Rules and Regulations.

NOTICE OF LEASE TERM DATES

EXHIBIT C

TO: Mr. William Kirby
DRTATTOFF
8500 Wilshire Boulevard, Suite 105
Beverly Hills, CA 90211

RE: Standard Retail Lease dated February 16, 2005 between NK BEVERLY HILLS CORPORATION ("Landlord") and DRTATTOFF, LLC – A CALIFORNIA LIMITED LIABILITY COMPANY ("Tenant") concerning Suite 105 on the ground floor(s) of the office building located at 8500 Wilshire Boulevard, Beverly Hills, California.

Dear Tenant:

In accordance with the Standard Retail Lease (the "Lease"), we wish to advise you and/or confirm as follows:

The Lease Term shall commence on July 1, 2005 for a term of five (5) years ending on June 30, 2010.

Rent shall commence on July 1, 2005, in the amount of $6,167.40 per month, modified gross.

Your rent checks should be made payable to NK BEVERLY HILLS CORPORATION at 8500 Wilshire Boulevard, Suite 820, Beverly Hills, CA 90211.

STANDARD RETAIL LEASE

BY AND BETWEEN

NK BEVERLY HILLS CORPORATION

AND

DRTATTOFF, LLC – A CALIFORNIA LIMITED LIABILITY COMPANY

EXHIBIT D

WORK LETTER FOR TENANT IMPROVEMENTS

February 16, 2005

Mr. William Kirby
DRTATTOFF
8500 Wilshire Boulevard
Suite 105
Beverly Hills, CA 90211

RE: 8500 Wilshire Boulevard, Suite 105
Beverly Hills, California

Dear Dr. Kirby:

This Tenant Work Letter ("Tenant Work Letter") shall set forth the terms and conditions relating to the construction of the Premises. All references in this Tenant Work Letter to "the Lease" shall mean the relevant portions of the Lease to which the Tenant Work Letter is attached as Exhibit D.

<u>Section 1</u>

<u>Tenant Improvements</u>

1.1 <u>Tenant Improvement Credit.</u> Tenant has been granted a credit ("Tenant Improvement Credit") in the amount of $28,230.00 toward the cost of construction of Tenant Improvements within the defined premises. The phase-in of that credit is set forth in the Addendum Article 1 of the Lease. Tenant shall receive no cash Tenant Improvement Allowance from Landlord.

1.2 <u>Use of the Tenant Improvement Credit.</u>

1.2.1. <u>Tenant Improvement Credit Items.</u> Except as otherwise set forth in this Tenant Work Letter, an amount not less that the Tenant Improvement Credit shall be used by Tenant for the following items and costs (collectively, the "Tenant Improvement Credit Items")

1.2.1.1 Payment of the fees of the "Architect," and the "Engineer", as those terms are defined in Section 2.1 of this Tenant Work Letter, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the "Construction Documents," as that term is defined in Section 2.1 of this Tenant Work Letter;

1.2.1.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

1.2.1.3 The cost of construction of the Tenant Improvements, including, without limitation, contractors' fees and general conditions, testing and inspection costs, costs of utilities, trash removal, and hoists;

1.2.1.4 The cost of any changes in the Base, Shell and Core work when such changes are required by the Construction Documents if such changes are approved by Landlord it its sole and absolute discretion, such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

1.2.1.5 The cost of any changes to the Construction Documents or Tenant Improvements required by applicable laws and building codes (collectively, "Code")

1.2.1.6 Sales and use taxes and Title 24 fees.

Section 2

Construction Documents

2.1 Selection of Architect/Construction Documents. Tenant shall retain an architect/space planner (the "Architect") approved by the Landlord, which approval shall not be unreasonably withheld, to prepare the Construction Documents. Tenant shall retain engineering consultants (the "Engineers"), if needed, approved by the Landlord, which approval shall not be unreasonably withheld to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life-safety, and sprinkler work in the Premises. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Construction Documents." All Construction Documents shall comply with the drawing format and specifications reasonably determined by Landlord, and shall be subject to Landlord's approval. Landlord's review of the Construction Documents as set forth in this Section 2, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligated Landlord to review the same for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Documents are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Documents.

2.2 Final Space Plan. Tenant shall supply Landlord with a signed copy of Tenant's final space plan before any architectural working drawings or engineering drawings have been commenced.

2.3 Final Construction Documents. After the Final Space Plan has been delivered by Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings (as needed and required by the City of Beverly Hills) for the Premises, and cause the Architect to compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing and working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits for the Tenant Improvements (collectively, the "Final Construction Documents") and shall submit the same to Landlord for Landlord's approval. Tenant shall supply Landlord with one (1) copy signed by Tenant of such Final Construction Documents. Landlord shall have three (3) days to approve or disapprove such Documents.

Section 3

Construction of the Tenant Improvements

3.1 The Contractor. A general contractor shall be retained by Tenant to construct the Tenant Improvements. Such general contractor ("Contractor") shall be selected by Tenant and such selection shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld.

3.1.2 Tenant's Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractors to be known collectively as "Tenant's Agents") must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed.

3.2 Construction of Tenant Improvements by Tenant's Agents.

3.2.1 Construction Contract; Cost Budget. Prior to Tenant's execution of the construction contract and general conditions with Contractor (the "Contract"), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld or delayed. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred, or which have been incurred, as set forth above.

3.2.1 Tenant's Agents.

3.2.2.1 Tenant's General Conditions for Tenant's Agents and Tenant Improvement Work. Tenant's and Tenant's Agents' construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Construction Documents; (ii) Tenant and Tenant's Agents shall submit schedules of all work relating to the Tenant's Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant's Agents of any changes which are necessary thereto, and Tenant's Agents shall adhere to such corrected schedule; and (iii) Tenant shall abide by all rules made by Landlord with respect to the use of elevators, storage of materials, coordination of work, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements. Tenant acknowledges the presence of other Tenants in the Building including without limitation Tenant(s) adjacent to the Premises. All construction of Tenant Improvements, which may interfere with the use,

occupancy, or enjoyment of the Building by other Tenants shall be done either prior to or after Business Hours (as defined in The Addendum to Lease) or on weekends. In the event of any dispute between Landlord and Tenant regarding whether construction work is interfering with the use, occupancy or enjoyment of the Building by other Tenants, the determination of Landlord shall control. Tenant shall not be entitled to any reimbursement for any additional construction costs resulting from non-Business Hours or weekend work.

3.2.2.2 Indemnity. Tenant's indemnity of Landlord as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilites related in any way to any act or omission of Tenant or Tenant's Agents, or anyone directy or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set for in the Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

3.2.2.3 Insurance Requirements.

3.2.2.3.1 General Coverage's. All of Tenant's Agents shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required by Tenant as set forth in the Lease.

3.2.2.3.2 Special Coverage's. Tenant shall carry or Tenant shall cause Tenant's Contractor to carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to the Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord, and in form and with companies as are required to be carried by Tenant as set forth in this Lease.

3.2.2.3.3 General Terms. Certificates for all insurance carried pursuant to this Section 3.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. All policies carried under this Section 3.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant's Agents, and shall name as additional insured's all mortgages of the Building. All insurance, except Workers Compensation, maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured hereunder. Such insurance shall provide that is it primary insurance and respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under 3.2.2.3 of this Tenant Work Letter.

3.2.2.3.4 Bonds. Tenant and Tenant's Contractor shall furnish completion and payment bonds in the full amount of the Final Costs in form reasonably satisfactory to Landlord. In lieu of such completion and payment bonds, Tenant may provide Landlord an irrevocable unconditional stand-by letter of credit in the amount of the Final Costs to secure completion and payment of the cost of Tenant Improvements. Such letter of credit shall be in form and substance approved by Landlord in Landlord's sole discretion.

3.2.3 Government Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standard of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer's specifications.

3.2.4 Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's right hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to

Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other Tenant's use of other Tenant's leased premises, Landlord may, take such action as Landlord deems necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord's satisfaction.

3.2.5 Meetings. Commencing upon the execution of the Lease, Landlord shall have the right to schedule meetings with Tenant's contractors, with reasonable notice, throughout the construction period.

3.2.6 Notice of Completion; Copy of "As Built" Plans. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Construction Documents as necessary to reflect all changes made to the approved Construction Drawings during the course of construction, (B) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, and (C) to deliver to Landlord one (1) set of as-built drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises. (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information, as needed, relating to improvements, equipment, and systems within the Premises.

EXHIBIT E

GUARANTY OF LEASE

February 16, 2005

1. Guaranty. William Kirby, a single man ("Guarantor), whose address is 13044 W. Pacific Promenade #424, Playa Vista, CA 90094 and whose Social Security/Tax Identification Number is 264-51-1949, as a material inducement to and in consideration of NK Beverly Hills Corporation, as Landlord, entering into that certain lease (the "Lease") dated as of even date herewith, with Parker Hearing Management Corporation, Inc., a California Corporation, as Tenant, concerning commercial/retail sales office located at 8500 Wilshire Boulevard, Suite 105, Beverly Hills, California, hereby unconditionally, irrevocably and jointly and severally guarantees and promises to and for the benefit of Landlord that Tenant shall perform all of its covenants under the Lease, including but not limited to the payment of rent and all other sums now or hereafter becoming due or payable under the lease.

2. Standard Provisions. A separate action may be brought or prosecuted against any Guarantor whether or not the action is brought or prosecuted against any other Guarantor or Tenant. If Tenant defaults under the Lease, Landlord may proceed immediately against Guarantor or Tenant, or both, or Landlord may enforce against Guarantor or Tenant, or both, any rights that it has under the Lease or against Guarantor pursuant to this Guaranty. If the Lease terminates, Landlord may enforce any remaining rights thereunder against Guarantor without giving previous notice to Tenant or Guarantor, and without making any demand on either of them. This Guaranty shall not be affected by Landlord's failure or delay to enforce any of its rights hereunder or under the Lease. Guarantor hereby waives notice of or the giving of its consent to any amendments, which may hereafter be made to the terms of the Lease, and this Guaranty shall guarantee the performance of the Lease as amended, or as the same may be assigned from time to time. Guarantor waives the right to require Landlord to (i) proceed against Tenant; (ii) proceed against or exhaust any security that Landlord holds from Tenant, or (iii) pursue any remedy in Landlord's power. Guarantor waives any defense by reason of any disability of Tenant, the statute of limitations and any other defense based on the termination of Tenant's liability from any cause. Until all of Tenant's obligations to Landlord have been discharged in full, Guarantor shall have no right of subrogation against Tenant. Guarantor waives its right to enforce any remedies that Landlord now has, or later may have, against Tenant. Guarantor waives any right to participate in any security now or later held by Landlord. Guarantor waives all presentments, demands for performance, notices or nonperformance, protests, notices of protests, notices of dishonor, and notices of acceptance of this Guaranty, and waives all notices of existence, creation, or incurring of new or additional obligations from Tenant to Landlord. Without limiting the generality of the preceding waivers, Guarantor hereby expressly waives any and all benefits under California Civil Code Sections 2809, 2810, 2819, 2845, 2849 and 2850, and the second sentence of California Civil Code Section 2822 (a). In addition, each Guarantor agrees that Landlord (not Tenant) shall have the right to designate the portion of Tenant's obligations under the Lease that is satisfied by a partial payment by Tenant. If Landlord disposes of its interest in the Lease, "Landlord," as used in this Guaranty, shall mean Landlord's successors in interest and assigns. If Landlord is required to enforce Guarantor's obligations by legal proceedings, Guarantor shall pay to Landlord all costs incurred, including, without limitation, Landlord's reasonably attorney' fees and all costs and other expenses incurred in any collection or attempted collection or in any negotiations relative to the obligations hereby guaranteed, or in enforcing this Guaranty against the undersigned, individually and jointly. This Guaranty will continue unchanged by any bankruptcy, reorganization or insolvency of the Tenant or any successor or assignee thereof or by any disaffirmance or abandonment by a trustee of Tenant. Guarantor's obligations under this Guaranty may not be assigned and shall be binding upon Guarantor's heirs and successors. This Guaranty shall be governed by the laws of, and may be enforced in the courts of, the State of California.

3. Modification to Guarantor. Notwithstanding, anything to the above, as long as Landlord approves the current financial information and status provided by DRTATTOFF, LLC. a California Limited Liability Company, Landlord hereby agrees to terminate "The Guaranty of Lease" at the end of the initial lease term.

4. Guaranty of Costs and Fees. In addition to the amounts guaranteed, Guarantor agrees to pay reasonable attorney fees and all other costs and expenses incurred by Lessor in enforcing this Guaranty or in any action or proceeding arising out of, or relating to, this guaranty, up to a maximum of $40,000.00, in the aggregate. As long as Tenant has not defaulted under the terms and conditions of this lease, the guaranty shall be reduced to $30,000.00 at the beginning of the second year, $20,000.00 at the beginning of the third year and $10,000.00 at the beginning of the fourth year.

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William Kirby